                                                                    EXHIBIT 10.6

                                 July 12, 1999

Mr. Lawrence S. Jones
[address]

Dear Larry:

     This letter agreement (the "Agreement") confirms the agreement that we have reached regarding your resignation from your regular, full-time employment and all offices you hold with Wyndham International, Inc. ("WII"), Patriot American Hospitality, Inc. ("PAHI") and their respective related and affiliated entities (collectively, the "Companies").

     The purpose of this Agreement is to establish mutually agreeable arrangements for ending your employment and structuring your continuing relationship with the Companies following your resignation. This Agreement does not constitute and should not be construed as an admission by the Companies that they have in any way violated any legal obligation that they owe to you or to any other person or as an admission by you that you have in any way violated any legal obligation that you owe to the Companies or to any other person. To the contrary, the parties' willingness to enter into this Agreement demonstrates that they are continuing to deal with each other fairly and in good faith.

     With those understandings and in exchange for the promises set forth below, you and the Companies agree as follows:

     1.   Resignation

     You hereby resign as an employee of PAHI and WII effective as of July 13, 1999 (the "Resignation Date"). You also hereby resign from your offices of Executive Vice President and Treasurer of each of PAHI and WII and any and all employment, offices and board of directors seats that you may hold with any of the other Companies as of the Resignation Date. Said resignations are hereby accepted by the Companies.

     2.   Compensation and Benefits

          (a) Vesting of Outstanding Options. Effective as of June 30, 1999 (the "Vesting Date"), all of your outstanding unvested options to purchase paired shares of common stock of WII and PAHI ("Paired Shares") shall vest and remain fully exercisable for the period of up to one (1) year from the Resignation Date. Except to the extent inconsistent

Mr. Lawrence S. Jones
July 12, 1999
Page 2


with the express terms of this Section 2(a), said options shall remain subject to the terms of the Option Agreements dated as of November 13, 1998 by and between you and WII.

          (b) Restricted Paired Units. Effective as of the Vesting Date, the restrictions shall lapse on the remaining restricted Paired Units previously granted to you by PAHI and WII pursuant to Section 3(d) of the Employment Agreement, dated as of the 9th day of March, 1998, by and among PAHI, WII and you (the "Employment Agreement").

          (c) Severance. PAHI and WII shall pay you severance in a gross amount equal to Seven Hundred Fifty Thousand Dollars ($750,000) (the "Severance Payment"). The Severance Payment shall be reduced by applicable withholding and shall be payable by lump sum to you within five (5) business days following the later of the Resignation Date or the Effective Date (as defined in Section 13(d) below) by check or wire transfer as directed by you.

          (d) Loan Forgiveness. In accordance with Section 3(g) of the Employment Agreement, Seven Hundred Fifty Thousand Dollars ($750,000) of the outstanding principal and accrued interest on the loan described in said Section 3(g) is hereby forgiven. Any remaining indebtedness, including accumulated interest, under that loan shall remain subject to the repayment terms of the loan.

          (e) Benefit Continuation. You may continue to participate in WII's group health and dental plans in which, and to the same extent as, you are currently participating for up to one (1) year from the Resignation Date, with the cost of the regular premium for such benefits shared in the same relative proportion by you and WII as in effect for senior executives of WII on the Resignation Date; provided that nothing in this Section 3(e) shall be construed to affect your or your dependents' rights thereafter to receive continuation coverage to the extent authorized by and consistent with 29 U.S.C. (S) 1161 et seq. (commonly known as "COBRA") and applicable group health and dental plan terms, entirely at your or their own cost after your right to cost sharing under this Section 3(e) ends.

          (f) Other Benefits. Except as expressly provided above, your eligibility to participate in any of the Companies' respective employee benefit plans and programs ceases on or after the Resignation Date in accordance with the terms and conditions of each of those benefit plans and programs and your rights to benefits under any of the employee benefit plans and programs, if any, are governed by the terms and conditions of each of those employee benefit plans and programs.

Mr. Lawrence S. Jones
July 12, 1999
Page 3


          (g) Payments through Resignation Date. You shall continue as an employee of WII and PAHI and shall continue on WII's and PAHI's payroll and receive your Adjusted Base Salary and all other benefits, through the Resignation Date.

     4.   Release of Claims

          (a) Release by Mr. Jones. You voluntarily and irrevocably release and discharge the Companies, their related or affiliated entities, and their respective predecessors, successors, and assigns, and the current and former officers, directors, shareholders, employees, and agents of each of the foregoing (any and all of which are referred to as "Releasees") generally from all charges, complaints, claims, promises, agreements, causes of action, damages, and debts that relate in any manner to your employment with or services for the Companies, known or unknown ("Claims"), which you have, claim to have, ever had, or ever claimed to have had against any of the Releasees through the date on which you execute this Agreement. This general release of Claims includes, without implication of limitation, all Claims for or related to: the Employment Agreement; the compensation provided to you by the Companies; your resignations as described in Section 1; wrongful or constructive discharge; breach of contract; breach of any implied covenant of good faith and fair dealing; tortious interference with advantageous relations; intentional or negligent misrepresentation, fraud or deceit; infliction of emotional distress, and unlawful retaliation or discrimination under the common law or any federal, state or local statute or law (including, without implication of limitation, the Employee Retirement Income Security Act, Title VII of the Civil Rights Act of 1964, the American with Disabilities Act, the Age Discrimination in Employment Act, Tex. Lab. Code (S)~ 21.001, et seq., and Tex. Hum. Res. Code (S)~ 121.001, et seq.). You also waive any Claim for reinstatement, severance, incentive or retention pay (except as expressly provided in this Agreement), attorney's fees, or costs, relating to the above waived claims.

     You agree that you will not hereafter pursue any Claim against any Releasee by filing a lawsuit in any local, state or federal court for or on account of anything which has occurred up to the present time as a result of your employment, and you shall not seek reinstatement with, or damages of any nature, severance, incentive or retention pay, attorney's fees, or costs from the Companies or any of the other Releasees; provided, however, that nothing in this general release shall be construed to bar or limit your rights, if any, to indemnification subject to and in accordance with the terms of the By-Laws of WII and the Indemnification Agreement, dated as of May 23, 1998, by and among you, WII and PAHI (the "Indemnification Agreement"), or to enforce your rights under this Agreement.

Mr. Lawrence S. Jones
July 12, 1999
Page 4



          (b) Release by the Companies. The Companies, on behalf of themselves and their respective predecessors, successors, assigns, directors (but only in their capacities as directors of the Companies) and officers (but only in their capacities as officers of the Companies) voluntarily and irrevocably release and discharge you and your successors, assigns, heirs and survivors from any and all charges, complaints, claims, promises, agreements, causes of action, damages and debts, (including attorney's fees and costs actually incurred) which any of them have, claim to have, ever had or ever claimed to have had against you through the date hereof, known or unknown, which relate to good faith acts or omissions by you during the course of your employment undertaken or not undertaken in the reasonable belief that such acts or omissions were in the best interests of the Companies.

     The Companies further represent that they do not have any knowledge at this time of any acts or omissions by you that would give rise claims not otherwise released in the previous paragraph.

     5. Employment Agreement

     This Agreement supersedes all provisions of the Employment Agreement other than Paragraphs 4, 5, 8(c), 13 and 15 thereof. Paragraphs 4, 5, 8(c), 13 and 15 of the Employment Agreement are incorporated herein by reference and shall continue to bind you in accordance with their respective terms. The Employment Agreement, except for Paragraphs 4, 5, 8(c) 13 and 15 thereof, shall terminate on the Resignation Date.

     6.   Return of Property

     All documents, records, material and all copies of any of the foregoing pertaining to Confidential Information (as defined in Paragraph 4 of the Employment Agreement), and all software, equipment, and other supplies, whether or not pertaining to Confidential Information, that have come into your possession or been produced by you in connection with your employment ("Property") have been and remain the sole property of the Companies. You shall return all Property to the Companies on or before the Resignation Date. In no event should this provision be construed to require you to return to the Company any document or other materials concerning your remuneration and benefits during your employment with the Companies.

Mr. Lawrence S. Jones
July 12, 1999
Page 5



     7. Nondisparagement

     You agree not to take any action or make any statement, written or oral, which disparages or criticizes the Companies or their respective officers, directors, agents, or management and business practices, or which disrupts or impairs the Companies' normal operations. The Companies, on behalf of themselves, agree (a) not to take any action or make any statement, written or oral, which disparages or criticizes you or your management and business practices, and (b) to instruct their respective directors and officers not to take any action or make any statement, written or oral, which disparages or criticizes you or your management and business practices. The provisions of this
Section 7 shall not apply to any truthful statement required to be made by you or the Companies, as the case may be, in any legal proceeding or governmental or regulatory investigation.

     8.   Additional Representations, Warranties and Covenants

          (a) As a material inducement to the Companies to enter into this Agreement, you represent, warrant and covenant as follows:

          (i) You have not assigned to any third party any Claim released by this Agreement.

          (ii) You have not heretofore filed with any agency or court any Claim released by this Agreement.

          (b) As a material inducement to you to enter into this Agreement, the Companies represent, warrant and covenant as follows:

          (i) The Companies have not assigned to any third party any claim against you released by this Agreement; and

          (ii) The Companies have not heretofore filed with any agency or court any claim against you released by this Agreement.

     9. Further Assurances

     Upon the terms and subject to the conditions herein provided, each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to

Mr. Lawrence S. Jones
July 12, 1999
Page 6



consummate and make effective the transactions contemplated by this Agreement, subject, in the case of the Companies, to the provisions of any credit agreement or financing agreement or other contract or agreement by which any of the Companies may be bound.

     10. Exclusivity

     This Agreement sets forth all the consideration to which you are entitled from the Companies by reason of your resignation and your duties for the Companies while employed, and you agree that you shall not be entitled to or eligible for any payments or benefits under any other Company severance, bonus, retention or incentive policy, arrangement or plan.

     11. Tax Matters

     All payments and other consideration provided to you pursuant to this Agreement shall be subject to any deductions, withholding or tax reporting that the Companies reasonably determine to be required for tax purposes. In accordance with Section 8(c) of the Employment Agreement, the Companies shall make a Gross Up Payment on your behalf of Four Hundred Seven Thousand, Five Hundred Twenty-eight Dollars ($407,528) in connection with your payments hereunder.

     12.  Arbitration of Disputes

     Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall, to the fullest extent permitted by law, be settled by arbitration in accordance with Paragraph 15 of the Employment Agreement. This
Section 12 shall be specifically enforceable. Notwithstanding the foregoing, this Section 12 shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate; provided that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 12.

     13.  Consent to Jurisdiction

     To the extent that any court action is permitted consistent with or to enforce Section 12 of this Agreement, the parties hereby consent to the jurisdiction of the state and federal courts in or for Dallas, Texas. Accordingly, with respect to any such court action, you and the Companies (a) submit to the personal jurisdiction of such courts; (b) consent to service of process; and (c) waive any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

Mr. Lawrence S. Jones
July 12, 1999
Page 7



     14.  Notices, Acknowledgments and Other Terms

          (a) You are advised to consult with an attorney before signing this Agreement.

          (b) You acknowledge and agree that the Companies' promises in this Agreement constitute consideration in addition to anything of value to which you are otherwise entitled by reason of the termination of your employment.

          (c) By signing this Agreement, you acknowledge that you are doing so voluntarily and knowingly, fully intending to be bound by this Agreement. You also acknowledge that you are not relying on any representations by us or any other representative of the Companies concerning the meaning of any aspect of this Agreement. You understand that this Agreement shall not in any way be construed as an admission by the Companies of any liability or any act of wrongdoing whatsoever by the Companies against you and that the Companies specifically disclaim any liability or wrongdoing whatsoever against you on the part of themselves and their respective officers, directors, shareholders, employees and agents. You understand that if you do not to enter into this Agreement and bring any claims against the Companies, the Companies will dispute the merits of those claims and contend that they acted lawfully and for good business reasons with respect to you.

          (d) You acknowledge that you have been given the opportunity, if you so desired, to consider this Agreement for twenty-one (21) days before executing it. If not signed by you and returned to the General Counsel of WII so that it is received by close of business on the twenty-second (22nd) day after your receipt of the Agreement, this Agreement will not be valid. In addition, if you breach any of the conditions of the Agreement within the twenty-one (21) day period, the offer of this Agreement will be withdrawn and your execution of the Agreement will not be valid. In the event that you execute and return this Agreement within twenty-one (21) days or less of the date of its delivery to you, you acknowledge that such decision was entirely voluntary and that you had the opportunity to consider this letter agreement for the entire twenty-one (21) day period. The Companies acknowledge that for a period of seven (7) days from the date of the execution of this Agreement, you shall retain the right to revoke this Agreement by written notice delivered to the General Counsel of WII before the end of such period, and that this Agreement shall not become effective or enforceable until the expiration of such revocation period (the "Effective Date").

Mr. Lawrence S. Jones
July 12, 1999
Page 8



          (e) In the event of any dispute, this Agreement will be construed as a whole, will be interpreted in accordance with its fair meaning, and will not be construed strictly for or against either you or the Companies.

          (f) The law of the State of Texas will govern any dispute about this Agreement, including any interpretation or enforcement of this Agreement.

          (g) In the event that any provision or portion of a provision of this Agreement shall be determined to be illegal, invalid or unenforceable, the remainder of this Agreement shall be enforced to the fullest extent possible and the illegal, invalid or unenforceable provision or portion of a provision will be amended by a court of competent jurisdiction to reflect the parties' intent if possible. If such amendment is not possible, the illegal, invalid or unenforceable provision or portion of a provision will be severed from the remainder of this Agreement and the remainder of this Agreement shall be enforced to the fullest extent possible as if such illegal, invalid or unenforceable provision or portion of a provision was not included.

          (h) This Agreement may be modified only by a written agreement signed by you and authorized representatives of the Companies.

          (i) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties with respect to any related subject matter; provided that the Indemnification Agreement shall remain in full force and effect in accordance with its terms.

          (j) This Agreement shall be binding upon each of the parties and upon their respective heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of each party and to their heirs, administrators, representatives, executors, successors, and assigns.

Mr. Lawrence S. Jones
July 12, 1999
Page 9



        If you agree to these terms, please sign and date below and return this Agreement to the General Counsel of WII.

                                      Sincerely,


                                      WYNDHAM INTERNATIONAL, INC.



                                      By: /s/ James D. Carreker
                                          -------------------------------------
                                          James D. Carreker
                                          Chairman and Chief Executive Officer

                                      PATRIOT AMERICAN HOSPITALITY, INC.



                                      By: /s/ James D. Carreker
                                          -------------------------------------
                                          James D. Carreker
                                          Chairman


Accepted and agreed to:


/s/ Lawrence S. Jones                   7/20/99
-----------------------------        -------------------------------
Lawrence S. Jones                    Date